UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2006

CoBiz Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-24445

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 9, 2006, Richard Dalton, President of CoBiz Inc. (“CoBiz”) adopted a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell up to 24,000 shares of CoBiz common stock. Mr. Dalton entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to Mr. Dalton’s Plan, the brokerage firm may sell 2,000 shares per month beginning on May 15, 2006. Mr. Dalton will have no control over the timing of his stock sales under the Plan; however, the brokerage firm shall be limited in that no shares may be sold at any price below $19 per share. The Plan is scheduled to terminate on April 30, 2007. Any transactions under the Plan will be reported by Mr. Dalton through individual Form 4 filings with the Securities and Exchange Commission.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and CoBiz’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under Rule 10b5-1 from being executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Inc.
(Registrant)

/s/ Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer

Date:  May 11, 2006